Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-140034

FINAL PRICING TERMS

February 12, 2007

Issuer:	Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP).

Securities Offered:	Units consisting of one share of common stock and a warrant to purchase 0.25 shares of common stock, at an exercise price of $8.44 per share of common stock

Maximum Number of Units	4,249,668

Price Per Unit	$8.47125 per Unit

Estimated net Proceeds	$33.5 Million

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively the issuer and the placement agent will arrange to send you the prospectus if you request it by calling 212-632-6717.